Ex-99.3 a)
                              OFFICER'S CERTIFICATE
                         ANNUAL STATEMENT OF COMPLIANCE


         Reference is hereby made to Structured Asset Mortgage Investment, Inc., Mortgage Pass-Through Certificates, Series 2000-1, Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2001-1, Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2001-3, Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2001-4, Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2001-6, Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2001-10, Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2002-7 and E*Trade ARM Trust Series 2001-1 (together, the "Securitizations"). Washington Mutual Bank, FA (the "Servicer") services mortgage loans in connection with the Securitizations (the "Mortgage Loans") pursuant to the terms of various servicing agreements (i) between EMC Mortgage Corporation or an affiliate thereof ("EMC") and the Servicer or a predecessor of the Servicer (collectively, the "EMC Servicing Agreements") and (ii) between E*Trade Bank (or its predecessor in interest) and the Servicer or a predecessor of the Servicer (collectively, the "E*TRADE Servicing Agreements", together with the EMC Servicing Agreements, the "Servicing Agreements").

I, Gabriel V. Barroso , an authorized officer of the Servicer, certify for the benefit of any master servicer of any of the Mortgage Loans (each, a "Master Servicer") and any entity which is the depositor of the Mortgage Loans (each, a "Depositor") with respect to the calendar year immediately preceding the date of this Officer's Certificate (the "Relevant Year"), as follows:


         1. A review of the activities of the Servicer during the Relevant Year and of performance under the Servicing Agreements has been made under my supervision, and

         2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreements throughout the Relevant Year.



DATED as of March 18, 2003


                                                /s/ Gabriel V. Barroso
                                                    -----------------------
                                                Name:  Gabriel V. Barroso
                                                Title: First Vice President